UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 29, 2006

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.	Other Events.

On June 29, 2006, Nortel Networks Corporation (“NNC”) announced the pricing of the previously announced offering of US$2 billion aggregate principal amount of senior notes (the “Notes”) by the registrant to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. The placement of the Notes is subject to customary closing conditions and is expected to close on July 5, 2006.

The press release announcing the pricing is being issued pursuant to and in accordance with Rule 135c under the Securities Act and a copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

NNC owns all of the registrant’s common shares and the registrant is NNC’s principal direct operating subsidiary.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by NNC on June 29, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel – Corporate and Corporate Secretary

By:	/s/ Katharine B. Stevenson
Katharine B. Stevenson
Treasurer

Dated:	June 29, 2006

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by NNC on June 29, 2006.

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